Exhibit 5.1

RIO
TINTO

C H H Lawton
The Legal Adviser

12 June 2003

The Directors
Rio Tinto plc
6 St. James’s Square
London SW1Y 4LD

The Directors
Rio Tinto Limited
55 Collins Street
Melbourne
Victoria 3000
Australia

Dear Sirs,

I refer to the Registration Statement on Form F-3 (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission by Rio Tinto Finance (USA) Limited, an Australian corporation (the “Company”), and by Rio Tinto plc, an English company, (the “English Guarantor”) and Rio Tinto Limited, an Australian company, (the “Australian Guarantor”) together (the “Guarantors”), for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), US$100,000,000 aggregate principal amount of the Company’s Guaranteed Debt Securities (the “Securities”) and the related Guarantees of the Guarantors to be endorsed on the Securities (the “Guarantees”). The Securities are to be issued and the Guarantees are to be endorsed on the Securities pursuant to the indenture (the “Indenture”) dated July 2, 2001 between the Company, the Guarantors and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) as Trustee.

As English Legal Adviser for the English Guarantor, I have considered such questions of English law and have examined such documents as I have deemed necessary or appropriate for the purpose of this opinion.

Based on the foregoing, and assuming for the purpose of this opinion all necessary compliance with the Act and all other applicable laws of Australia and the United States of America and the several States thereof, it is my opinion that:

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1.	The English Guarantor was duly incorporated on 30 March 1962 and at the date hereof continues as a duly incorporated company under the laws of England.

2.	When the Registration Statement has become effective, when Securities, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorised and executed by the Company and when the Guarantees, substantially in the form filed as an exhibit to the Registration Statement, have been duly authorised and endorsed on such Securities in accordance with the Indenture, and when such Securities shall have been duly authenticated in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof, the English Guarantee will, in so far as English law is concerned, constitute a valid and binding obligation of the English Guarantor, subject only to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation of the English Guarantor and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors’ rights applicable to the English Guarantor and to general equitable principles and the limitation acts.

I express no opinion with respect to the laws of any jurisdiction other than England. Insofar as this opinion relates to matters of the federal laws of the United States, the State of New York or the laws of Australia or any State thereof, I have relied upon the opinion of Sullivan & Cromwell LLP, United States counsel for the Guarantor, and of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian counsel for the Guarantor, of even date herewith and addressed to you. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of my name on the inside front cover page of the basic prospectus included in the Registration Statement and to the reference to me under the caption “Validity of the Debt Securities and the Guarantees” contained in the basic prospectus included in the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required within Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Sandra Walker

pp C H H Lawton
     Legal Adviser